Exhibit 99.1

MEDICUS PHARMA LTD. ENTERS INTO $5.1 MILLION WARRANT
INDUCEMENT

Maxim Group LLC is acting as the exclusive Financial Advisor for the transaction

Philadelphia, PA - December 5, 2025 - Medicus Pharma Ltd. (NASDAQ: MDCX) ("Medicus" or the "Company"), a precision guided biotech/life sciences company focused on advancing the clinical development programs of novel and potentially disruptive therapeutics assets, today announced that it has entered into a warrant inducement agreement for the immediate exercise of the total outstanding Series A Warrants and Series B Warrants that the Company issued on July 14, 2025 (the "Warrants"). Pursuant to the warrant inducement agreement, the investor has agreed to reduce the exercise price of the outstanding Warrants to an amended price of $1.92, and to exercise all outstanding Warrants to purchase an aggregate of 2,680,000 shares of the Company's common shares at the amended exercise price of $1.92. The gross proceeds from the exercise of the Warrants are expected to be approximately $5.1 million, prior to deducting placement agent fees and estimated offering expenses. The common shares issuable upon exercise of the Series A and Series B Warrants are registered pursuant to an effective registration statement on Form S-1 (No. 333-291651).

Maxim Group LLC is acting as the exclusive Financial Advisor for the transaction.

In consideration for the immediate exercise of the existing Warrants, the Company also agreed to issue to the investor unregistered Series C and Series D Warrants to purchase an aggregate of 4,020,000 of the Company's common shares, each with an exercise price of $2.00 per share (the "New Warrants"). The New Warrants will feature substantially the same terms, will be exercisable in accordance with their terms and will expire five- and one-half years from the date of issuance. The Company has agreed to timely file a registration statement with the Securities and Exchange Commission ("SEC") covering the resale of the common shares issuable upon exercise of the New Warrants.

The closing of the warrant exercise transactions is expected to occur on or about December 5, 2025, subject to satisfaction of customary closing conditions.

The New Warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act") and, along with the common shares issuable upon their exercise, have not been registered under the 1933 Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission ("SEC") or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

For further information contact:

Carolyn Bonner, President and Chief Financial Officer

(610) 636-0184

cbonner@medicuspharma.com

Anna Baran-Djokovic, SVP Investor Relations

(305) 615-9162

adjokovic@medicuspharma.com

About Medicus Pharma Ltd.

Medicus Pharma Ltd. (Nasdaq: MDCX) is a precision guided biotech/life sciences company focused on accelerating the clinical development programs of novel and potentially disruptive therapeutics assets. The Company is actively engaged in multiple countries, spread over three continents.

SkinJect Inc. a wholly owned subsidiary of Medicus Pharma Ltd., is a development stage, life sciences company focused on commercializing novel, non-invasive treatment for basal cell skin cancer using a patented dissolvable microneedle patch to deliver a chemotherapeutic agent to eradicate tumors cells. The Company completed a phase 1 safety & tolerability study (SKNJCT-001) in March of 2021, which met its primary objective of safety and tolerability; the study also describes the efficacy of the investigational product D-MNA, with six (6) participants experiencing complete response on histological examination of the resected lesion. The Company is currently conducting a randomized, controlled, double-blind, multicenter clinical study (SKNJCT-003) in the United States and Europe. The Company has also commenced a randomized, controlled, double-blind, multicenter clinical study (SKNJCT-004) in the United Arab Emirates.

In August 2025, the Company announced its entry into a non-binding memorandum of understanding (the "MoU") with Helix Nanotechnologies, Inc. ("HelixNano"), a Boston-based biotech company focused on developing a proprietary advanced mRNA platform, in respect of their shared mutual interest in the development or commercial arrangement contemplated by the MoU. The MoU is non-binding and shall not be construed to obligate either party to proceed with a joint venture or any further development or commercial arrangement, unless and until definitive agreements are executed.

In August 2025, the Company completed the acquisition of Antev, a UK-based late clinical stage biotech company, developing Teverelix, a next generation GnRH antagonist, as a first in market product for cardiovascular high-risk advanced prostate cancer patients and patients with first acute urinary retention relapse (AURr) episodes due to enlarged prostate.

Antev's flagship drug candidate is Teverelix trifluoroacetate, a long-acting gonadotrophin-releasing hormone (GnRH) antagonist. Unlike GnRH agonists, which can cause an initial surge in testosterone levels, Teverelix directly suppresses sex hormone production without this surge, potentially reducing cardiovascular risks. This mechanism is particularly beneficial for patients with existing cardiovascular conditions. Teverelix is formulated as a microcrystalline suspension, allowing for sustained release and a six-week dosing interval, which may improve patient compliance and outcomes.

In September 2020, Antev completed a Phase 1 clinical trial in which Teverelix was shown to be well tolerated with no dose-limiting toxicities and demonstrated rapid testosterone suppression. The study included 48 healthy male volunteers. In February 2023, Antev also completed a Phase 2a study in fifty (50) patients with advanced prostate cancer (APC), where Teverelix achieved the primary endpoint of greater than 90% probability of castration levels of testosterone suppression (97.5%) but the secondary endpoint of maintaining this rate above 90% was not met with the probability dropping to 82.5% by Day 42.

In January 2023, the FDA, reviewed the Phase 1 and Phase 2a data and provided written guidance on Antev's proposed Phase 3 trial design for Teverelix. This milestone supports the Company's clinical plans to develop Teverelix as a treatment for advanced prostate cancer patients with increased cardiovascular risk.

In December 2023, FDA approved the Phase 2b study design in advanced prostate cancer covering 40 patients.

In November 2024, FDA approved the Phase 2b study design in acute urinary retention covering 390 patients

In October 2025, the Company announced a strategic collaboration with the Gorlin Syndrome Alliance (GSA) to advance compassionate access to SkinJect™, the Company's investigational doxorubicin containing microneedle arrays (D-MNA) for patients suffering from Gorlin Syndrome, also known as nevoid basal cell carcinoma syndrome.

Under the collaboration, Medicus and the GSA will jointly pursue the Expanded Access IND Program with the Food and Drug Administration (FDA) to allow patients with multiple, recurrent, or inoperable basal cell carcinomas (BCCs) to access SkinJect™ under physician-supervised treatment protocols. The initiative aims to establish a framework for expanded access while collecting valuable real-world safety and tolerability data to inform future regulatory filings. It will also more tightly integrate patient community-led insights and data into the design, monitoring, and long-term development of SkinJect™ in this rare disease population.

In November 2025, the Company received full regulatory and ethical approvals in the United Kingdom to expand its ongoing Phase 2 clinical study (SKNJCT-003) evaluating Doxorubicin Microneedle Array (D-MNA) to non-invasively treat basal cell carcinoma (BCC) of the skin. The approvals were issued by the Medicines and Healthcare products Regulatory Agency (MHRA), the Health Research Authority (HRA) and the Wales Research Ethics Committee (WREC). The MHRA approval followed a comprehensive scientific review of the Investigational Medicinal Product Dossier (IMPD) and protocol. The WREC issued a favorable ethical opinion, and the HRA granted study wide governance approval, confirming compliance with U.K. Good Clinical Practice and National Health Service capacity and capability standards

Cautionary Notice on Forward-Looking Statements

Certain information in this news release constitutes "forward-looking information" under applicable securities laws. "Forward-looking information" is defined as disclosure regarding possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action and includes, without limitation, statements regarding the Company's leadership and prospects, the collaboration with GSA including the potential benefits thereof for GSA, those suffering with Gorlin Syndrome and Medicus (including as it relates to the development of SkinJect™), ability to be approved for the Expanded Access IND Program to enable those suffering with Gorlin Syndrome to access SkinJect™ under physician-supervised treatment protocols, the development of Teverelix and expectations concerning, and future outcomes relating to, the development, advancement and commercialization of Teverelix for AURr and high CV risk prostate cancer, and the potential market opportunities related thereto, the MOU, including the potential signing of definitive agreements between Medicus and HelixNano and the development of thermostable infectious diseases vaccines by combining HelixNano's proprietary mRNA vaccine platform with Medicus's proprietary microneedle array (MNA) delivery platform, the Company's aim to fast-track the clinical development program and convert the SKNJCT-003 exploratory clinical trial into a pivotal clinical trial, and approval from the FDA and the timing thereof, including with respect to the Company's submission for approval in the FDA Commissioner's National Priority Voucher program, plans and expectations concerning, and future outcomes relating to, the development, advancement and commercialization of SkinJect through SKNJCT-003 and SKNJCT-004, and the potential market opportunities related thereto, the expansion of SKNJCT-003 into the United Kingdom and the potential benefits therefrom, the advancement of the SKNJCT-004 study and the potential results of and benefits of such study. Forward-looking statements are often but not always, identified by the use of such terms as "may", "on track", "aim", "might", "will", "will likely result", "could," "designed," "would", "should", "estimate", "plan", "project", "forecast", "intend", "expect", "anticipate", "believe", "seek", "continue", "target", "potential" or the negative and/or inverse of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including those risk factors described in the Company's annual report on form 10-K for the year ended December 31, 2024 (the "Annual Report"), and in the Company's other public filings on EDGAR and SEDAR+, which may impact, among other things, the trading price and liquidity of the Company's common shares. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement and reflect our expectations as of the date hereof and thus are subject to change thereafter. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Readers are further cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated.